                                                                    EXHIBIT 10.6

           [LETTERHEAD OF INTERGROUP TECHNOLOGIES, INC APPEARS HERE]

                          SOFTWARE LICENSE AGREEMENT

This license Agreement ("Agreement") made as of the 8th day of August, 1995 between InterGroup Technologies, Inc ("InterGroup"), a corporation incorporated under the laws of the State of Washington having its principal place of business at 14205 SE 36th St. Suite 100, Bellevue, WA 98006 and Object Power Incorporated ("Customer"), a Delaware corporation having its principal place of business at 219 Vasser St. Cambridge, MA 02139.

                                  WITNESSETH

WHEREAS, InterGroup has developed and owns certain computer software known as VisualWare for Windows herein after referred to as "Product"; and,

WHEREAS, InterGroup desires to license Product to Customer and Customer desires to license Product from InterGroup on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, license grant and mutual covenants contained herein, the parties hereto agree as follows:

                                   Section 1

                                  Definitions
                                  -----------

1.1 "Documentation" - Documentation shall mean the "VisualWare Workbench Users Guide", the "VisualWare Integrators Reference Manual", the "VisualWare Control Reference Manual", and the readme.txt file.

1.2 "Product" - Product refers to components of VisualWare for Windows, in object code form, as described in Exhibit A, and any and all Product Releases and Maintenance Releases that are supplied to Customer under the terms of this Agreement, including Documentation. The main Product code shall be provided in the form of Dynamic Link Libraries (DLLs) as described in Exhibit A.

1.3 "Application" - Application shall mean a software program, developed or marketed by Customer (whether currently in existence or developed in the future) which incorporates part or all of the Product as authorized herein and distributed directly or indirectly by Customer for the 16 bit Windows or the 32 bit Windows Product Platforms (as such platforms exist currently exist or exist in the future.) The set of current software programs into which Customer may integrate Product is described in Exhibit C.

1.4      "Customer" - Customer shall mean Object Power Incorporated.

1.5 "Platform" - Platform shall refer to the following operating environments: Microsoft Windows (herein referred to as 16 bit Windows), Windows NT and Windows 95 for Intel i86 processors (herein referred to as 32 bit Windows).

1.6 "Product Platform" - Product Platform shall refer to a copy of the Product which runs within a Platform.




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14205 SE 36th St. Suite 100 Bellevue, WA 98006 Tel(206)643-8089 Fax(206)643-6977

                                   Section 2

                            License of the Product
                            ----------------------

2.1 InterGroup is providing Customer with the VisualWare system, including a forms and UI engine, an authoring interface which allows the definition and creation of forms, together with our OCX interface (the "OCX Wrapper"), which allows VisualWare to be accessed from other software environments. The VisualWare system may not be used independently or used merely in conjunction with a scripting or macro language.

2.2 License.  Subject to the terms and conditions of this Agreement, including
    -------
the payment of fees (see section 2.2), InterGroup hereby grants to Customer a personal, non-exclusive, non-transferable, except as set forth in Section 7.7, perpetual, worldwide license to reproduce and incorporate the Product in the Customer's Application currently known as the "Object Power Visual Workbench" (which is a single Application and not a suite of Applications) on the Platforms, and thereafter to directly or indirectly, use, market, distribute, or display, license and sub-license, without restriction, the Customer's Application(s) which incorporate the Product, in whole or in part, and any modifications, enhancements and alterations made by the Customer thereto. Without limiting the generality of the foregoing, the Customer may grant its customers the right to duplicate and distribute, license, and market such Applications which incorporate the Product in whole or in part. Notwithstanding the above, the Customer may not sublicense the Product to any third party for the purpose of embedding the Product into another software product. Additional restrictions on the use of Product are stated in Exhibit D attached.

2.3  Consideration.  The consideration which the Customer shall pay InterGroup
     -------------
for the foregoing license of the Product shall be a royalty-free one-time license fee payable in US dollars as described in Exhibit B of this Agreement.

2.4  Proprietary Rights.  The Customer agrees that the Product is and shall
     ------------------
remain the property of and proprietary to InterGroup including modified versions of the Product and all derivatives thereof. Nothing in this Agreement shall diminish or extinguish these rights and no title to or ownership of the product is transferred to the Customer. InterGroup has no ownership of, or license to, the Application(s) created by Customer.

2.5  Delivery of Product.  Promptly upon execution of this Agreement, InterGroup
     -------------------
shall deliver to the Customer a master copy of the 16 Bit Windows Platform version of the Product (by magnetic diskettes or other media for installation on the Customer's computers) and such other diskettes, tapes, manuals, routines, development materials and other information as may relate to or comprise the Product including without limitation the items described on Exhibit A hereto and the Documentation. The Product will be shipped to the Customer (at the address set forth on the signature page or such address specified by the customer in writing) F.O.B. Cambridge, Massachusetts. InterGroup may package and ship the Product in any commercially reasonable manner. Future Product shipments will be delivered in a similar manner.

2.6  Taxes.  Prices and fees are exclusive of, and Customer is responsible for,
     -----
all applicable sales, use, personal property, exise or other similar taxes or export and import taxes, duties and charges, however designated. Consequently, in addition to the payments due hereunder, the amount of any present or future sales, use, personal property, or other similar tax and export and import taxes, duties and charges which become due based on the transactions provided for in this Agreement shall be paid directly by the Customer or reimbursed by the Customer to InterGroup, as necessary. Provided, however, Customer shall have no obligation to pay income taxes of InterGroup.

                                   Section 3

                            Support and Maintenance
                            -----------------------

3.1  Releases - A Product Release is a major enhancement of Product and
     --------
identified with an integer version number e.g. Release 2.0. A Maintenance Release updates an existing Product Release by correcting documented bugs or adds minor features and is identified by a decimal integer appended to the Product Release number, e.g. Release 2.1. Product Releases and Maintenance Releases shall, among other things, include revisions, enhancements, and modifications to the object code of the Product to enable operation of the Product on any and all revisions, enhancements, and modifications to the Platforms.

3.2  Technical Support   InterGroup will provide technical support to assist the
     -----------------
Customer in the use of the Product and Product maintenance (Product Releases, Maintenance Releases and bug fixes) for a period of eighteen months after Customer acceptance of the 16 bit Windows Platform version at no charge to Customer. InterGroup will provide technical support to assist the Customer in the use of the Product and Product maintenance (Product Releases, Maintenance Releases and bug fixes) for a period of eighteen months after Customer acceptance of the 32 bit Windows Platform version at no charge to Customer. InterGroup's technical representatives shall be available to Customer, during InterGroup's normal business hours, via telephone or Email, to report errors or other problems with the Product. InterGroup's technical representatives shall promptly initiate diagnostic or remedial measures to resolve error which prevent functionality and for which there is no work around. If after five (5) business days from the initial notice to InterGroup by Customer the reported error or problem has not been satisfactorily resolved. InterGroup's technical representatives shall at a fee of one hundred ($100) dollars per hour including travel time and expenses, provide on-site technical support to Customer to resolve any errors or other problems in the Product. For a period of twelve months after execution of this Agreement, InterGroup shall provide any and all Product Releases and Maintenance Releases to Customer promptly upon availability. Other support, maintenance, and training to be provided by InterGroup is specified in Exhibit B. Any other charges associated with providing maintenance, support, or training are specified in Exhibit B.


                                   Section 4

                                   Covenants
                                   ---------

4.1  Confidentiality.  Each party hereto covenants that it will keep
     ---------------
confidential all information relating to the Product or to the other party's business, finances, marketing and technology which is (a) disclosed in written or tangible form clearly marked as being confidential or (b) disclosed orally, provided any such disclosure is summarized and identified as being confidential in a writing delivered to the other party within 10 days of disclosure and that it will take all reasonable precautions to protect such confidential information of the other party or any part thereof from any use, disclosure, or copying, except to the extent technical information relating to the Product is used, by the Customer (or its consultants or contractors) for the purpose of (i) developing Application programs incorporating the Product, (ii) obtaining any necessary governmental approvals, or (iii) otherwise performing its rights or obligations as contemplated by this agreement. Confidential information of a party shall not include information which (i) is or becomes available to the public through no fault of the other party, (ii) is disclosed to the other party by a third party who had lawfully obtained such information and without a breach of such third party's confidentiality obligations, (iii) is developed independently by the other party, or (iv) the party had given written permission to the other party to not keep confidential. The Product source code, any object code file derived in whole or in part from VisualWare source code other than those created for distribution to customers, the "VisualWare Integrators Reference Manual", and the "VisualWare Control Reference Manual" are confidential trade secrets of InterGroup.

4.2 Injunctive Relief  In the event of a breach of any of the provisions of
    -----------------
Section 4.1, both parties agree that the other will not have an adequate remedy at law, and accordingly each party agrees that the other, in addition to any other available legal or equitable remedies, is entitled to seek injunctive relief against such breach without any requirement to post a bond as a condition of such relief.

4.3 Reverse Compiling  The Customer shall prohibit its licensees, by appropriate
    -----------------
language in its license agreement, from attempting to create, by reverse compiling or disassembling or otherwise, any part of the source program for the Product from the object code.

4.4 Copies  The Customer may make machine readable copies of the Product and
    ------
copies of the Documentation and other documents as necessary for the use authorized in this Agreement. All copies, whether in machine readable, printed, or other form, are part of the Product and the Customer must include on all such material InterGroup's notice of its proprietary rights in the form set forth in the Product as delivered to the Customer. Customer may, at its option, remove all references to InterGroup and others from the Product, provided that Customer will include InterGroup's copyright notice in ASCII text in the object code and will not remove any such notices from the source code. A static character array defined in vw.cpp will contain InterGroup's copyright notice. This character array should be included in any program that includes any source code or object code from the VisualWare system.

4.5 Access  The Customer may make the Product accessible to its employees and
    ------
agents only to the extent needed to exercise the licenses granted hereunder.

4.6 General Payment Terms  InterGroup reserves the right to charge interest on
    ---------------------
past due amounts at a rate equal to twelve percent (12%) annum. In the event that InterGroup is required to take legal action to collect unpaid amounts and InterGroup is successful in such action, the Customer shall reimburse all costs and reasonable attorneys fees incurred by InterGroup in such collection. InterGroup reserves the right, upon 30 days notice, either generally or with respect to any specific order by the Customer, to vary, change, or limit the amount or duration of credit allowed the Customer.

4.7 Software Certification  InterGroup may, at any time, require Customer to
    ----------------------
certify in writing that Customer has performed its obligations pursuant to this Software License Agreement.

                                   Section 5

                         Warranty and Indemnification
                         ----------------------------

5.1 Express Warranties.  InterGroup hereby represents and warrants to Customer
    ------------------
that (i) InterGroup has all rights, absolute title and interest in and to the Product subject to no adverse claim, lien, encumbrance or license or rights of any nature of any third party, including, but not limited to, ownership, patent, trademark, copyright or trade secrecy claims or rights of any kind, (ii) the Product will substantially conform to its published specifications and Documentation, (iii) the Product is not in the public domain, and (iv) InterGroup has the full and unrestricted right, power and authority to enter into this Agreement, to license the Product to the Customer and to consummate the transactions contemplated hereby.

This warranty is limited and shall not apply to failure of the Product to satisfy this warranty which results from (i) improper use of the Product,
(ii) operation of the Product outside the environmental conditions specified on the Documentation, (iii) modifications to the Product not made by InterGroup,
(iv) other conditions external to the Product that occur following delivery of the Product by InterGroup, or (v) any Release of the Product that is designated "beta test software" or "pre-release software" by InterGroup. At the time of execution of Agreement, no part of Product is not of InterGroup origin, less the tools used (e.g. C compiler) to create Product.

5.2 EXCLUSION OF IMPLIED WARRANTIES.  ANY AND ALL OTHER WARRANTIES AS TO THE
    -------------------------------
PRODUCT AND DOCUMENTATION, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, ARE SPECIFICALLY EXCLUDED, WAIVED AND NEGATED. INTERGROUP MAKES NO WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF USER DOCUMENTATION OR THAT THE PRODUCT IS ERROR FREE.

5.3 LIMITATION OF LIABILITY.  (a) NEITHER INTERGROUP NOR CUSTOMER NOR ANYONE
    -----------------------
ELSE WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION, OR DELIVERY OR DISTRIBUTION OF THE PRODUCT SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS OR BENEFITS, LOSS RESULTING FROM THE USE OF THE PRODUCT OR ARISING OUT OF ANY BREACH OF ANY WARRANTY. EXCEPT AS EXPRESSLY PROVIDED ABOVE, AND EXCEPT FOR THE OBLIGATIONS OF CUSTOMER PURSUANT TO THIS AGREEMENT AND ITS EXHIBITS, NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY CLAIM OF ANY KIND OR NATURE, INCLUDED BUT NOT LIMITED TO SUCH PARTY'S NEGLIGENCE, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, OR IN CONNECTION WITH ANY USE, DISTRIBUTION, OR OTHER EMPLOYMENT OF ANY PRODUCT LICENSED TO THE CUSTOMER HEREUNDER, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, OR OTHERWISE, WHICH MAY BE ASSERTED BY THE CUSTOMER OR INTERGROUP.

(b) INTERGROUP'S LIABILITY TO THE CUSTOMER FOR DIRECT LOSS OR DAMAGE WHETHER IN NEGLIGENCE, CONTRACT, OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR THE OPERATION OR FAILURE TO OPERATE OF THE PRODUCT, SHALL IN ANY EVENT BE LIMITED IN RESPECT OF ANY ONE INCIDENT OR SERIES OF CONNECTED INCIDENTS TO THE SUM OF THE MONIES PAID TO INTERGROUP BY THE CUSTOMER UNDER THIS AGREEMENT.

(c) The foregoing limitation of liability shall not apply to InterGroup's indemnification and hold harmless obligations set forth in Section 5.5 hereof.

5.4 Customer Notification. The Customer will notify InterGroup in writing of any
    ---------------------
claim or other legal proceeding involving the Product promptly after Customer becomes aware of any such claim or proceeding. The Customer will also report promptly to InterGroup all claimed or suspected failures of the Product to conform to the User Documentation promptly after the Customer becomes aware of any such claimed or suspected failure.

5.5 Indemnification by InterGroup. InterGroup represents and warrants that the
    -----------------------------
Product as delivered to the Customer does not infringe any copyright or trademark, trade secret, patent or other intellectual property right of any third party. InterGroup will defend, indemnify and hold harmless the Customer against any claims, demands, costs, and liabilities arising out of infringement of the aforementioned rights, provided that, subject to Section 5.7 hereof, the Customer gives InterGroup prompt written notice thereof, grants InterGroup control of the defense and any related settlement negotiations and cooperates with InterGroup in the defense of such claim. In the event that use of the Product is finally enjoined, InterGroup, at its option, will either (i) procure for Customer the right to use that Product (ii) replace the Product with a substantially equivalent program the use of which is not so enjoined and reimburse Customer for the cost of substituting such replacement in all Customer Applications, or (iii) refund the license fee paid for the Product provided however, that inasmuch as it is the desire of the parties that the Customer continue to have use of the Product or of a substantially similar program, in the event that use of the Product is finally enjoined, InterGroup will not elect to refund the license fee unless it determines, in good faith, that procuring for the Customer the right to use the Product or providing and equivalent replacement program would not be economically feasible. Notwithstanding the foregoing, InterGroup shall have no liability to Customer if the infringement results from (a) use of the Product in combination with particular software or hardware, if such infringement would not have resulted from the use of the Product with other software or hardware, whether or not such other software or hardware is capable of performing the same functions as the particular software or hardware actually used in combination with the Product, (b) modifications to the Product not made by InterGroup if such infringement would have been avoided by the absence of such modification, or (c) use of other than the version of the Product most recently offered to Customer (and if Customer is not then covered by a maintenance agreement with InterGroup, offered without charge) if such infringement would have been avoided by use of such a current version. THE FOREGOING STATES THE ENTIRE LIABILITY OF INTERGROUP WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OR CONTRACTUAL RIGHTS OF THIRD PARTIES BY THE PRODUCT(S) OR ANY PARTS THEREOF.

5.6 Exclusive Remedies. The Customer's exclusive remedies for any claims for
    ------------------
against InterGroup arising out of the Warranty set forth in Section 5.1 shall be limited to the following, at the option of InterGroup: (a) replacement by InterGroup of the Product with software that functions in accordance with the User Documentation: (b) repair by InterGroup of the Product, by patch or workaround, so that it functions substantially in accordance with the User Documentation or, (c) refund by InterGroup of the monies paid by Customer and received by InterGroup in respect of the Product, provided, however, that inasmuch as it the desire of the parties that the Customer continue to have use of the Product in the event of a claim arising out of the Warranty set forth in
Section 5.1, InterGroup will not elect to refund monies unless it determines, in good faith, that replacing or repairing the Product would not be technologically or economically feasible. Customer acknowledges that this in Section 5.6 limits its remedies in the event that InterGroup has breached its obligations to Customer. WITHOUT LIMITING THE FOREGOING, INTERGROUP AND THE CUSTOMER AGREE THAT IF ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS AND EXCLUSIONS OF LIABILITY SET FORTH HEREIN SHALL REMAIN IN EFFECT.

5.7 (i) InterGroup shall have the right to defend an indemnification claim made under Section 5.5 hereof so long as (A) InterGroup provides Customer with evidence acceptable to Customer that InterGroup will have the financial resources to defend against the claim and fulfill the indemnification obligations hereunder (B) InterGroup conducts the defense of the claim actively indemnification obligations hereunder, (B) InterGroup conducts the defense of the claim actively and diligently. (ii) So long as InterGroup is conducting the defense of the claim in accordance with (i) above, (A) Customer may retain separate co-counsel at its sole cost and expense and participate in the defense of the claim, (B) Customer will not consent to the entry of any judgement or enter into any settlement with respect to the claim without the prior written consent of InterGroup (not to be withheld unreasonably), and (C) InterGroup will not consent to the entry of any judgement or enter into any settlement with respect to the claim without the prior written consent of Customer (not to be withheld unreasonably). (iii) In the event any of the conditions in (i) above is or becomes unsatisfied (A) Customer may defend against, and consent to the entry of any judgement or enter into any settlement with respect to, the claim in any manner it may deem appropriate (and Customer need not consult with, or obtain any consent from, InterGroup in connection therewith) InterGroup will reimburse the Customer for Customer's costs of defending against the claim (including reasonable attorney's fees and expenses).

                                   Section 6

                             Term and Termination
                             --------------------

6.1 Term This Agreement and the license granted hereunder shall be effective on
    ----
the date the Agreement is signed by both parties hereto and unless terminated earlier in accordance with the provisions of this Section 6 shall continue in perpetuity.

6.2 Termination for Cause.  The occurrence of any of the following events shall
    ---------------------
entitle InterGroup to terminate this Agreement:

 a) The default by Customer in the payment of any amount due hereunder, if any, after written notice of a thirty (30) day grace period to allow Customer to cure such default.

 b) The breach by Customer of the provisions of Sections 2.1, 2.3, or, 4.1, if any, after written notice of a thirty (30) day grace period to allow Customer to cure such breach, if such breach can be cured.

6.3 Effect of Termination If this Agreement is terminated a) the license granted
    ---------------------
hereunder shall be terminated; b) Customer's right to distribute the licensed Product shall end immediately; and c) Customer shall return or destroy all copies of Product in Customer's possession and certify in writing that all copies of Product have been destroyed or returned.

Notwithstanding any provisions herein to the contrary, following any termination of this Agreement and for so long as thereafter (but not to exceed 4 years) as is necessary for Customer to satisfy, and solely to satisfy, its then existing contractual obligations for maintenance services to its end users, Customer shall have a limited license to use the Product solely for such purposes.

None of Customer's existing sublicenses to its end users for Product in Customer's proprietary computer software application(s) shall be affected by any termination of this Agreement and all such end user sublicenses shall remain in full force and effect until the end of their then respective terms.

6.4 No Damages for Termination.  Neither InterGroup nor Customer shall be liable
    --------------------------
to the other for damages of any kind, including but not limited to profits or incidental, punitive or consequential damages, relative to proper termination of the licenses granted by this agreement in accordance with section 6.1 or 6.2, even if advised of the possibility of such damages.

6.5  Survival. Sections 2.3.4.1, all of Section 5, and section 6.3 as well as
     --------
Customer's obligations to pay InterGroup all sums due hereunder, shall survive termination or expiration of this Agreement.

6A.1 InterGroup hereby grants and Customer hereby accepts a license to use the Trademarks (as hereinafter defined) in connection with the reproduction, marketing, licensing, sub-licensing, transfer, and distribution of the Product. All rights in the Trademarks shall remain at all times the sole property of InterGroup and all use of the Trademarks shall inure to the benefit of InterGroup. For purposes of this Agreement, the term "Trademark" shall mean the following names and designations: VisualWare and InterGroup. Customer shall insure that none of the Trademarks (or any variation thereof) appear in any portion of Customer's name or any name under which Customer does business.

                                   SECTION 7

                           Miscellaneous Provisions
                           ------------------------

7.1  Headings. Headings in this Agreement are included solely for convenience of
     --------
reference and are not to be considered part of this Agreement.

7.2  No Joint Venture. This is an Agreement between separate legal entities and
     ----------------
neither is the agent or employee of the other for any purpose whatsoever. The parties do not intend to create a partnership or joint venture between themselves. Neither party shall have the right to bind the other to any Agreement with a third party or to incur any obligation or liability on behalf of the other party.

7.3  Waiver. The failure of either party to exercise any of its rights under
     ------
this Agreement or to require the performance of any term or provision of this Agreement, or the waiver by either party of such breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement. Any waiver of the performance of any of the terms or conditions of this Agreement shall be effective only if in writing and signed by the party against which such waiver is to be enforced.

7.4  Validity. If any of the terms and provisions of this Agreement are invalid
     --------
or unenforceable, such terms or provisions shall not invalidate the rest of the Agreement which shall remain in full force and effect as if such invalidated or unenforceable terms or provisions had not been made a part of this Agreement. In the event this Section 7.4 becomes operative, the parties agree to attempt to negotiate a settlement that carry out the economic intent of the term(s) found invalid or unenforceable.

7.5  Force Majeure. If circumstances beyond the control of the parties shall
     -------------
temporarily make it impossible for either or both of them to perform their agreements hereunder, then the principles of force majeure shall apply and the rights and obligations of the parties shall be temporarily suspended during the force majeure period to the extent that such performance is reasonably affected thereby.

7.6  Notices. All notices and other communications herein provided for shall be
     -------
sent by postage prepaid, registered or certified mail, return receipt requested, or delivered personally to the parties at their respective addresses as set forth on the first page of this Agreement or to such other address as either party shall give to the other party in the manner provided herein for giving notice. Notice by mail shall be considered given on the date received. Notice delivered personally shall be considered given at the time it is delivered.

7.7 Transfer, etc. Neither party may assign, transfer or delegate this Agreement
    -------------
or any such party's right and obligation hereunder to any third party hereto, without the consent of the other party, which consent shall not be unreasonably withheld. Each party may assign this Agreement and such party's rights and obligations hereunder to a subsidiary or affiliate so long as such party remains primarily liable for its obligations hereunder. In addition, either party may assign this Agreement, and its rights and obligations hereunder, to any party that acquires substantially all of such party's stock or assets relating to that portion of such party's business that is related to the subject of this Agreement. Any attempted assignment, delegation, or transfer in contravention of this Agreement shall be null and void.

7.8 Successors and Permitted Assigns. This Agreement shall inure to the benefit
    --------------------------------
of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

7.9 Complete Agreement. This Agreement contains the whole Agreement between the
    ------------------
parties concerning the subject matter hereof and there are no collateral or precedent representations, agreements or conditions not specifically set forth herein.

7.10 Modification or Amendment. Any modification or amendment of any provision
     -------------------------
of this Agreement must be in writing, signed by the parties hereto and dated subsequent to the date thereof.

7.11 Laws Governing Agreement. The validity of this Agreement and the rights,
     ------------------------
obligations and relations of the parties hereunder shall be construed and determined under and in accordance with the laws of the State of Washington without giving effect to the conflict of laws of such State.

7.12 No Third Party Beneficiaries. The provisions of the Agreement are solely
     ---------------------------
for the benefit of the parties hereto, and not for the benefit of any other person, persons or legal entities.

Object Power Incorporated                   InterGroup Technologies Inc.
- -------------------------                   ----------------------------

Name  /s/ John J. Donovan, Jr.         Name  /s/ Thomas P. McKenna, Jr.
     --------------------------             ---------------------------

Title  President                       Title  President
     --------------------------             ---------------------------

Date  Aug 23, 1995                    Date   Aug 24, 1995
     --------------------------             ---------------------------

                                   Exhibit A

Pursuant to Section 1.1, Product, of the Agreement, this Exhibit A defines the Product and the components of the Product that will be supplied to Customer.

"Product" for the purposes of this Agreement to be delivered to Customer are the versions of VisualWare for Windowsdesigned for the following "Platforms":


     16 Bit Windows Platform

     32 Bit Windows Platform including Windows NT and Windows 95 (when available)


The following will also be supplied for each Product Platform:

1.     VisualWare Software Developer's Kit (SDK)

The set of VisualWare software and documentation components necessary to integrate VisualWare into the Application. This set includes
 .  software files to build a copy of VisualWare with a Customer specific name that is different than VW.DLL,
 .  C headers files and library files for linking VisualWare to the Customer's
   Application,
 .  files containing the VisualWare on-line documentation required for the integration of the VisualWare help text into the Customer's Application, . the VisualWare Control Reference Manual in hard copy and machine readable form.
 .  the VisualWare Integrators Reference Manual in hard copy and machine readable form.
 .  The VisualWare Application Programmer's Interface (API) software which will implement and conform with the VisualWare Integrators Reference Manual.
 . an OCX interface to VisualWare (The "OCX Wrapper") - provided on an "as is" basis.

2.     VisualWare Runtime Disk(s)
Contains all necessary run time files including sample applications.


Note:  The Product to be licensed does not include any VBX or OCX data controls.

                                   Exhibit B

1.0 License Fees (All fees are in US Dollars):

1.1 License fee for Windows/Intel Product Platform.  Customer shall pay
    -----------------------------------------------
InterGroup a royalty free, one time license fee of $200,000 for the 16 bit Windows Product Platform. The payment schedule is described in Section 1.2 below. The 32 bit Windows Product Platform will be provided at no extra charge to the Customer in accordance with Exhibit A of this Agreement. This license will authorize Customer to integrate Product into the Object Power Visual Workbench on those Product Platforms.

1.2 Payment Schedule: The payment schedule is as follows:
    ----------------

Payment 1: $100,000.00 - Due within 10 days of execution of this Agreement. Source code will be delivered no more than three (3) days after Payment 1 is received.

Payment 2: $50,000.00 - Due no later than September 29, 1995.

Payment 3: $50,000.00 - Due no later than December 30, 1995.

1.3 Press Release - Object Power and InterGroup will issue a mutually acceptable
    -------------
co-press release announcing Object Power's licensing of InterGroup's Technology within two weeks after this Agreement is signed.

2. Maintenance and Support Charges

2.1 For the second, third, fourth, and fifth twelve month periods following the date of this Agreement, Customer can elect to purchase optional support and maintenance at the rate of $20,000 per year for the Customer's first Application using the Product and $20,000 per year for each additional Application per Product Platform. Payments will be semi-annual in advance. If such support and maintenance is purchased, there will be no additional charges for Product or Maintenance Releases during these twelve month periods.

                                   Exhibit C

                            Customer Application(s)

- --------------------------------------------------------------------------------
    Application Name                Description                   Scheduled

                                                                 Release Date
- --------------------------------------------------------------------------------
    Visual Workbench *      Application Development Environment       N/A
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  *Which is a single Application and not a suite of Applications

                                   Exhibit D

                       Additional Licensing Restrictions

A. Definition of components
   ------------------------

1. Design Time Software (DESIGNSOFTWARE)

        DESIGNSOFTWARE is software or a software component that allows the creation of applications. DESIGNSOFTWARE contains User interface elements and a scripting language that allows the specification and control of an application.

        An example of DESIGNSOFTWARE is the Visual Basic development environment. This environment allows the graphical development of applications, with a scripting language used to control the behavior of the application.

        DESIGNSOFTWARE is typically licensed to the end user on a per-user basis. Each user must pay for a copy of DESIGNSOFTWARE.

2. Run Time Software (RUNSOFTWARE)

        RUNSOFTWARE is the software or software component that allows applications created with DESIGNSOFTWARE to run without the application development functionality provided by the DESIGNSOFTWARE. RUNSOFTWARE does not provide functionality for users to create other applications.

        An example of RUNSOFTWARE is the VBRUN300.DLL that comes with the Visual Basic development environment. This component allows applications developed with Visual Basic to be distributed without the need for the development environment itself.

        A licensed end user of DESIGNSOFTWARE usually has the rights to distribute applications created with DESIGNSOFTWARE, along with a copy of RUNSOFTWARE, on a royalty-free basis.

3. Control Manipulation Functionality (MANIPULATION)

        MANIPULATION functionality consists of those components of VisualWare or OutReach that allow the creation and manipulation of VBX or OCX control instances. This includes:

        1. Creation of VBX or OCX controls
        2. Deletion of VBX or OCX controls
        3. Setting properties of VBX or OCX controls
        4. Retrieving properties of VBX or OCX controls
        5. Moving, sizing and positioning of VBX or OCX controls
        6. Showing and hiding of VBX or OCX controls
        7. Responding to events that VBX or OCX controls generate
        8. Creating, destroying, and interpreting VBX or OCX control data types:
        HSZ,HLSTR and PIC.

        An example of MANIPULATION functionality in Visual Basic is the ability through the Basic language to move, size and position VBX or OCX controls, as well as setting and retrieving their properties through the Basic language.

4. Model Management functionality (MANAGEMENT)

     MANAGEMENT functionality consists of those components of VisualWare or Outreach that allow for the loading, unloading, and enumeration of VBX or OCX control files. A VBX or OCX control file is the DLL/VBX/OCX component that contains the definition of the VBX or OCX model and the code that supports the functionality of VBX or OCX custom controls.

     Specifically, the following VisualWare functions comprise the MANAGEMENT functionality (note: OutReach function names begin with OEM):

     VWRegisterModelFile(VW vw, LPSTR fileName);
     VWUnRegisterModelFile(VW vw, LPSTR fileName);
     VWCanUnRegisterModelFile(VW vw, LPSTR fileName);
     VWGetModel(VW vw, LPSTR modelName);
     VWGetControlModel32(VWCONTROL control);
     VWGetModelFile(VW vw, LPSTR modelName);
     VWGetFirstModel(VW vw);
     VWGetNextModel(VW vw, LPSTR modelName);
     VWGetPropertyCount(VWMODEL vwModel);
     VWGetEventCount(VWMODEL vwModel);
     VWGetProperty(VWMODEL vwModel, WORD index);
     VWGetEvent(VWMODEL vwModel, WORD index);

     MANAGEMENT functionality also includes any functions that are built on, derived from, or the result of any modifications to these functions. MANAGEMENT functionality also includes any functions that perform similar types of functionality, whether these functions are the results of modifications to the VisualWare or OutReach source code, undocumented interfaces to the VisualWare or OutReach source code, or other code that is written, purchased, or developed.

B. Restrictions on use of VisualWare and Outreach
   ----------------------------------------------

1. Intent of restrictions

     These restrictions are intended to protect both InterGroup Technologies and companies who license the VisualWare or OutReach technology. These restrictions are the same as those for Visual Basic and other application development environments that support the use of VBX controls enforce. These restrictions ensure that only those developers who purchase a licensed product may create applications that utilize VBX or OCX controls, while allowing applications that have been created with VBX or OCX controls to be distributed on a non-royality or reduced price basis.

2. MANIPULATION functionality restrictions

     MANIPULATION functionality may only be exposed to users through a User Interface or a scripting mechanism provided with DESIGNSOFTWARE.

     An example of this is Visual Basic, which allows VBX controls to be manipulated by the property sheet and through the Basic language in the Visual Basic development environment. Applications generated with Visual Basic have internal support for manipulating the VBX controls in the application through the VBRUN300.DLL and the compiled Basic scripts in the application.

     Another example of this is the OUTREACH,DLL that comes with the consumer version of OutReach for Windows. This DLL can be distributed by licensees of OutReach for Windows free of charge with their applications. All of the functionality exposed in this DLL conforms to MANIPULATION functionality.

3. MANAGEMENT functionality restrictions

     MANAGEMENT functionality may be exposed only through User Interface components in the DESIGNSOFTWARE.

     MANAGEMENT functionality may only be used within RUNSOFTWARE to the extent that the RUNSOFTWARE needs to load, unload and enumerate information to initialize itself based on the VBX control files specified using the DESIGNSOFTWARE, MANAGEMENT funtionality cannot be used in the RUNSOFTWARE to allow the loading of VBX or OCX files not defined while using the DESIGNSOFTWARE.

     An example of this is Visual Basic, which allows VBX controls to be loaded with the Visual Basic development environment through a User Interface mechanism. The generated application will automatically load the VBX control files that were specified during the design phase. There is no way in which to access this functionality through the Basic language, in either the design phase or the runtime phase.